EXHIBIT 99

SPS Commerce Reports First Quarter 2023 Financial Results

Company delivers 89th consecutive quarter of topline growth
Revenue growth of 20% year-over-year; Recurring revenue growth of 20% year-over-year

MINNEAPOLIS, April 26, 2023 (GLOBE NEWSWIRE) -- SPS Commerce, Inc. (Nasdaq: SPSC), a leader in retail cloud services, today announced financial results for the first quarter ended March 31, 2023.

First Quarter 2023 Financial Highlights

  Revenue was $125.9 million in the first quarter of 2023, compared to $105.2 million in the first quarter of 2022, reflecting 20% growth.
  Recurring revenue grew 20% from the first quarter of 2022.
  Net income was $15.3 million or $0.41 per diluted share, compared to net income of $12.6 million or $0.34 per diluted share in the first quarter of 2022.
  Non-GAAP income per diluted share was $0.67, compared to non-GAAP income per diluted share of $0.55 in the first quarter of 2022.
  Adjusted EBITDA for the first quarter of 2022 increased 16% to $37.0 million compared to the first quarter of 2022.

“The ongoing expansion of our network is a reflection of SPS’ ability to help retailers, suppliers and emerging brands successfully and cost effectively adapt to omnichannel retail while they future-proof their investments in supply chain automation,” said Archie Black, CEO of SPS Commerce. “I believe our strategy and our people position SPS Commerce for continued success as we capitalize on the growth opportunities ahead of us.”

“SPS Commerce’s history of strong financial performance and 89 quarters of consecutive revenue growth underscore the stability of our business model and our consistent execution. Despite ongoing macro dynamics, we believe we are better positioned than ever to deliver on our long-term targets and sustained, profitable growth,” said Kim Nelson, CFO of SPS Commerce.

Guidance

Second Quarter 2023 Guidance

  Revenue is expected to be in the range of $128.0 million to $128.8 million.
  Net income per diluted share is expected to be in the range of $0.30 to $0.31, with fully diluted weighted average shares outstanding of 37.5 million shares.
  Non-GAAP income per diluted share is expected to be in the range of $0.62 to $0.63.
  Adjusted EBITDA is expected to be in the range of $36.4 million to $37.0 million.
  Non-cash, share-based compensation expense is expected to be $12.8 million, depreciation expense is expected to be $5.0 million, and amortization expense is expected to be $3.9 million.

Full Year 2023 Guidance

  Revenue is expected to be in the range of $525.5 million to $527.6 million, representing 17% growth over 2022.
  Net income per diluted share is expected to be in the range of $1.55 to $1.58, with fully diluted weighted average shares outstanding of 37.4 million shares.
  Non-GAAP income per diluted share is expected to be in the range of $2.67 to $2.70.
  Adjusted EBITDA is expected to be in the range of $154.2 to $155.8 million, representing 17% to 18% growth over 2022.
  Non-cash, share-based compensation expense is expected to be $45.0 million, depreciation expense is expected to be $19.8 million, and amortization expense is expected to be $15.6 million.

The forward-looking measures and the underlying assumptions involve significant known and unknown risks and uncertainties, and actual results may vary materially. The Company does not present a reconciliation of the forward-looking non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin, and non-GAAP income per share, to the most directly comparable GAAP financial measures because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting, within a reasonable range, the occurrence and financial impact of and the periods in which such items may be recognized.

Quarterly Conference Call

To access the call, please dial 1-833-816-1382, or outside the U.S. 1-412-317-0475 at least 15 minutes prior to the 3:30 p.m. CT start time. Please ask to join the SPS Commerce Q1 2023 conference call. A live webcast of the call will also be available at http://investors.spscommerce.com under the Events and Presentations menu.   The replay will also be available on our website at http://investors.spscommerce.com.

About SPS Commerce

SPS Commerce is the world’s leading retail network, connecting trading partners around the globe to optimize supply chain operations for all retail partners. We support data-driven partnerships with innovative cloud technology, customer-obsessed service and accessible experts so our customers can focus on what they do best. To date, more than 115,000 companies in retail, distribution, grocery and e-commerce have chosen SPS as their retail network. SPS has achieved 89 consecutive quarters of revenue growth and is headquartered in Minneapolis. For additional information, contact SPS at 866-245-8100 or visit www.spscommerce.com.

SPS COMMERCE, SPS, SPS logo, AS THE NETWORK GROWS, SO DOES YOUR OPPORTUNITY, INFINITE RETAIL POWER, MASTERING THE RETAIL GAME and RSX are marks of SPS Commerce, Inc. and Registered in the U.S. Patent and Trademark Office. These marks may be registered or otherwise protected in other countries.

SPS-F

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, we provide investors with Adjusted EBITDA, Adjusted EBITDA Margin, and non-GAAP income per share, all of which are non-GAAP financial measures. We believe that these non-GAAP financial measures provide useful information to our management, Board of Directors, and investors regarding certain financial and business trends relating to our financial condition and results of operations.

Our management uses these non-GAAP financial measures to compare our performance to that of prior periods for trend analyses and planning purposes. Adjusted EBITDA is also used for purposes of determining executive and senior management incentive compensation. We believe these non-GAAP financial measures are useful to an investor as they are widely used in evaluating operating performance. Adjusted EBITDA and Adjusted EBITDA Margin are used to measure operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of capital structure and the method by which assets were acquired.

These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in our consolidated financial statements and are subject to inherent limitations. Investors should review the reconciliations of non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release.

Adjusted EBITDA Measures:

Adjusted EBITDA consists of net income adjusted for income tax expense, depreciation and amortization expense, stock-based compensation expense, realized gain or loss from foreign currency on cash and investments held, investment income or loss, and other adjustments as necessary for a fair presentation.

Adjusted EBITDA Margin consists of Adjusted EBITDA divided by revenue. Margin, the comparable GAAP measure of financial performance, consists of net income divided by revenue.

Non-GAAP Income Per Share Measure:

Non-GAAP income per share consists of net income adjusted for stock-based compensation expense, amortization expense related to intangible assets, realized gain or loss from foreign currency on cash and investments held, other adjustments as necessary for a fair presentation, and the corresponding tax impacts of the adjustments to net income, divided by the weighted average number of shares of common and diluted stock outstanding during each period.

To quantify the tax effects, we recalculated income tax expense excluding the direct book and tax effects of the specific items constituting the non-GAAP adjustments. The difference between this recalculated income tax expense and GAAP income tax expense is presented as the income tax effect of the non-GAAP adjustments.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management's view of SPS Commerce's future expectations, plans and prospects, including our views regarding future execution within our business, the opportunity we see in the retail supply chain world and our performance for the second quarter and full year of 2023, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, SPS Commerce's Annual Report on Form 10-K for the year ended December 31, 2022, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce's future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except shares)

	March 31, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$182,304	$162,893
Short-term investments	51,146	51,412
Accounts receivable	46,654	42,501
Allowance for credit losses	(3,217)	(3,066)
Accounts receivable, net	43,437	39,435
Deferred costs	53,844	52,755
Other assets	15,651	16,319
Total current assets	346,382	322,814
Property and equipment, net	35,078	35,458
Operating lease right-of-use assets	8,451	9,170
Goodwill	199,001	197,284
Intangible assets, net	84,536	88,352
Other assets
Deferred costs, non-current	17,965	17,424
Deferred income tax assets	3,365	227
Other assets, non-current	2,149	2,185
Total assets	$696,927	$672,914
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,339	$11,256
Accrued compensation	26,431	30,235
Accrued expenses	8,163	7,451
Deferred revenue	62,907	57,423
Operating lease liabilities	4,121	4,277
Total current liabilities	106,961	110,642
Other liabilities
Deferred revenue, non-current	5,105	4,771
Operating lease liabilities, non-current	11,994	13,009
Deferred income tax liabilities	6,977	7,419
Total liabilities	131,037	135,841
Commitments and contingencies
Stockholders' equity
Common stock	39	38
Treasury Stock	(128,892)	(128,892)
Additional paid-in capital	489,716	476,117
Retained earnings	208,510	193,221
Accumulated other comprehensive loss	(3,483)	(3,411)
Total stockholders’ equity	565,890	537,073
Total liabilities and stockholders’ equity	$696,927	$672,914

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited; in thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
Revenues	$125,868	$105,193
Cost of revenues	42,964	35,389
Gross profit	82,904	69,804
Operating expenses
Sales and marketing	29,083	24,655
Research and development	12,563	10,701
General and administrative	20,677	15,468
Amortization of intangible assets	3,851	2,470
Total operating expenses	66,174	53,294
Income from operations	16,730	16,510
Other income, net	1,276	423
Income before income taxes	18,006	16,933
Income tax expense	2,717	4,330
Net income	$15,289	$12,603

Net income per share
Basic	$0.42	$0.35
Diluted	$0.41	$0.34

Weighted average common shares used to compute net income per share
Basic	36,427	36,136
Diluted	37,155	36,989

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities
Net income	$15,289	$12,603
Reconciliation of net income to net cash provided by operating activities
Deferred income taxes	(5,147)	(269)
Depreciation and amortization of property and equipment	4,626	3,864
Amortization of intangible assets	3,851	2,470
Provision for credit losses	1,206	1,144
Stock-based compensation	11,780	9,015
Other, net	502	(7)
Changes in assets and liabilities
Accounts receivable	(6,220)	(5,563)
Deferred costs	(1,679)	(2,797)
Other current and non-current assets	602	(6,736)
Accounts payable	(4,849)	(3,229)
Accrued compensation	(4,417)	(10,495)
Accrued expenses	721	(1,746)
Deferred revenue	5,818	6,349
Operating leases	(452)	(256)
Net cash provided by operating activities	21,631	4,347
Cash flows from investing activities
Purchases of property and equipment	(5,261)	(4,355)
Purchases of investments	(34,329)	(54,977)
Maturities of investments	35,000	65,000
Net cash provided by (used in) investing activities	(4,590)	5,668
Cash flows from financing activities
Repurchases of common stock	—	(15,226)
Net proceeds from exercise of options to purchase common stock	2,184	504
Net proceeds from employee stock purchase plan activity	241	147
Net cash provided by (used in) financing activities	2,425	(14,575)
Effect of foreign currency exchange rate changes	(55)	96
Net increase (decrease) in cash and cash equivalents	19,411	(4,464)
Cash and cash equivalents at beginning of period	162,893	207,552
Cash and cash equivalents at end of period	$182,304	$203,088

SPS COMMERCE, INC.
NON-GAAP RECONCILIATION
(Unaudited; in thousands, except per share amounts)

Adjusted EBITDA
	Three Months Ended March 31,
	2023	2022
Net income	$15,289	$12,603
Income tax expense	2,717	4,330
Depreciation and amortization of property and equipment	4,626	3,864
Amortization of intangible assets	3,851	2,470
Stock-based compensation expense	11,780	9,015
Realized gain from foreign currency on cash and investments held	(137)	(468)
Investment income	(1,127)	(48)
Adjusted EBITDA	$36,999	$31,766

Adjusted EBITDA Margin
	Three Months Ended March 31,
	2023	2022
Revenue	$125,868	$105,193

Net income	15,289	12,603
Margin	12%	12%

Adjusted EBITDA	36,999	31,766
Adjusted EBITDA Margin	29%	30%

Non-GAAP Income
	Three Months Ended March 31,
	2023	2022
Net income	$15,289	$12,603
Stock-based compensation expense	11,780	9,015
Amortization of intangible assets	3,851	2,470
Realized gain from foreign currency on cash and investments held	(137)	(468)
Income tax effects of adjustments	(5,909)	(3,219)
Non-GAAP income	$24,874	$20,401
Shares used to compute non-GAAP income per share
Basic	36,427	36,136
Diluted	37,155	36,989
Non-GAAP income per share
Basic	$0.68	$0.56
Diluted	$0.67	$0.55

Contact:
Investor Relations
The Blueshirt Group
Irmina Blaszczyk & Lisa Laukkanen
SPSC@blueshirtgroup.com
415-217-4962